UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2014 (July 2, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA 93003
(Address of Principal Executive Offices, Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 2, 2014, the Board of Directors of Clean Diesel Technologies, Inc. (“CDTi” or the “Company”) appointed Christopher J. Harris to serve as President and Chief Executive Officer of the Company.

Mr. Harris, age 49, has served as CDTi’s Chief Operating Officer and Vice President, Integrated Supply Chain and Research and Engineering since April 2012. Mr. Harris joined CDTi as Chief Operations Officer in October 2010, following the business combination of CDTi and Catalytic Solutions, Inc. Mr. Harris served as President of Catalytic Solutions, Inc.'s catalyst business from August 2008 to October 2010.

In connection with Mr. Harris’ appointment, effective July 2, 2014, Nikhil A. Mehta and Pedro J. Lopez-Baldrich ceased serving as members of the interim Office of the Chief Executive Officer.

Mr. Harris will continue to serve as Chief Operating Officer and Vice President, Integrated Supply Chain and Research and Engineering, until a successor is named.

Mr. Harris’ compensation was not changed in connection with his appointment. There are no arrangements or understandings between Mr. Harris and any other person pursuant to which Mr. Harris was appointed President and Chief Executive Officer. Mr. Harris is not related to any other director or executive officer of the Company. There are no related person transactions involving Mr. Harris that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release relating to Mr. Harris’ appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press Release dated July 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

July 7, 2014	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer